Exhibit 99.1

Jeff Hansen
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Jeff.Hansen@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2017 Financial Results and Provides 2018 Outlook
Announces Completion of Amendments to Certain Agreements with Marriott International
ORLANDO, Fla. – February 27, 2018 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2017 financial results and provided guidance for the full year 2018.
Due to the change in the company’s financial reporting calendar in 2017, financial results for the fourth quarter of 2017 were negatively impacted by twenty fewer days of operations than the prior year fourth quarter. Prior year results have not been restated for the change in the reporting calendar.
Full Year and Fourth Quarter 2017 Results:

•
Full year net income was $227 million, compared to $137 million in 2016, an increase of 65 percent. Fully diluted earnings per share (“EPS”) was $8.18, compared to $4.83 in 2016, an increase of 69 percent. Net income in the fourth quarter of 2017 was $108 million, or $3.95 fully diluted EPS.

•
Full year adjusted net income was $160 million, compared to $134 million in 2016, an increase of 19 percent. Adjusted fully diluted EPS was $5.78 compared to $4.73 in 2016, an increase of 22 percent. Adjusted net income in the fourth quarter of 2017 was $43 million, or $1.56 adjusted fully diluted EPS.

•	Full year adjusted EBITDA totaled $280 million, an increase of $19 million, or 7 percent, year-over-year. Adjusted EBITDA in the fourth quarter of 2017 totaled $66 million.

•
Total full year company contract sales were $803 million, an increase of $79 million, or 11 percent, compared to the prior year. Contract sales in the company’s key North America segment were $729 million, an increase of $83 million, or 13 percent, compared to the prior year. The company estimates Hurricane Irma and Hurricane Maria (the “2017 Hurricanes”) negatively impacted contract sales by approximately $20 million in 2017. Excluding that impact, total company and North America contract sales would have increased 14 percent and 16 percent, respectively.

•
Total company and North America contract sales in the fourth quarter of 2017 were $201 million and $181 million, respectively. The company estimates the 2017 Hurricanes negatively impacted contract sales by approximately $8 million in the fourth quarter of 2017. Adjusting for that impact, as well as the impact of the change in the company’s financial reporting calendar, total company and North America contract sales would have increased 9 percent and 11 percent, respectively, compared to the prior year period

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2017 Financial Results and Provides 2018 Outlook / 2

•	Full year North America VPG totaled $3,565, a 3 percent increase from 2016. Tours increased 12 percent year-over-year. North America VPG in the fourth quarter of 2017 totaled $3,518.

•
The company generated net cash provided by operating activities of $142 million and adjusted free cash flow of $253 million, nearly $30 million above the high end of the company’s previous guidance range.

•	During 2017, the company returned $126 million to its shareholders through the repurchase of 0.8 million shares for $88 million and $38 million in dividends paid.

•	The company recorded a benefit in its provision for income taxes of $65 million in the fourth quarter of 2017 related to the impact of the Tax Cuts and Jobs Act of 2017.

•
The company entered into a capital efficient arrangement with a third party to purchase an operating property located in San Francisco, California that the company expects to re-brand as a Marriott Vacation Club Pulse property in 2019.

•
In February 2018, the company amended certain agreements with Marriott International. The company expects these amendments to provide immediate annualized financial benefits of $3 million resulting from a reduced annual royalty fee plus $15 million to $17 million of benefits from increased annual co-marketing funds associated with Marriott International’s new credit card arrangements and reduced costs of Marriott Rewards points under the company’s existing agreements with Marriott International from planned system-wide reductions in the rates Marriott International charges its loyalty program partners. Finally, the amendments provide for significantly expanded marketing opportunities with Marriott International.

•
Effective January 1, 2018, the company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), which supersedes most existing revenue recognition guidance.

Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted free cash flow, and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-1 through A-17 of the Financial Schedules that follow.
“I am very pleased with how we closed out 2017, with contract sales and adjusted EBITDA in line with our previous guidance, and adjusted free cash flow of $253 million,” said Stephen P. Weisz, president and chief executive officer. “I am even more excited about what lies ahead for Marriott Vacations Worldwide as we continue to expand our portfolio of resorts. We are also very optimistic about recent enhancements to some of our agreements with Marriott International, which expanded our great partnership with Marriott and provide immediate benefits to our financial results and significantly enhanced rights to expand our call transfer, digital marketing, and linkage arrangements with Marriott. We expect that these expanded opportunities will provide significant contributions to our growth going forward.”
Balance Sheet and Liquidity
On December 31, 2017, cash and cash equivalents totaled $409 million. Since the beginning of the year, real estate inventory balances increased by $3 million to $712 million, including $379 million of finished goods, $2 million of work-in-progress, and $330 million of land and infrastructure. The company had $1,095 million in debt outstanding, net of unamortized debt issue costs, at the end of the fourth quarter, an increase of $358 million from year-end 2016, consisting primarily of $835 million of debt related to our securitized notes receivable and $193 million of convertible notes.
As of December 31, 2017, the company had approximately $245 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $151 million of gross vacation ownership notes receivable eligible for securitization under its warehouse credit facility.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2017 Financial Results and Provides 2018 Outlook / 3

Fiscal Year Change
The table below shows the number of days for each reporting period in 2017 and 2016:

	2017	2016
First Quarter	91 days	84 days
Second Quarter	91 days	84 days
Third Quarter	92 days	84 days
Fourth Quarter	92 days	112 days
Full Year	366 days	364 days
Impact of Amended Agreements with Marriott International
In February 2018, the company and Marriott International amended several of the agreements governing their ongoing relationship, including the agreements relating to the company’s license arrangements with Marriott International and The Ritz-Carlton Hotel Company and its participation in the Marriott Rewards program. The company agreed to a limited exception to its exclusive rights with respect to access to the Marriott Rewards program and member lists and Marriott International’s reservation system and marriott.com website in exchange for the following:

•	$3 million reduction in its annual royalty fee;

•
$15 million to $17 million of benefits from increased annual co-marketing funds associated with Marriott International’s new credit card arrangements and reduced costs of Marriott Rewards points under the company’s existing agreements with Marriott International resulting from planned system-wide reductions in the rates Marriott International charges its loyalty program partners;

•
the exclusive right to market the company’s products (e.g., linkage opportunities) at 14 full service Marriott International and former Starwood hotel brands, subject to a limited exception for the St. Regis, Westin, and Sheraton brands;

•
the exclusive right to be the timeshare partner for call transfer activities for all Marriott and, beginning in the second quarter of 2018, all former Starwood reservation call centers, as well as an extension of the term of our long-term call transfer arrangement with the potential for further extension;

•	the exclusive right to be the timeshare partner for certain digital marketing programs with respect to Marriott International’s digital lodging platforms, including marriott.com;

•	the ability to market to Marriott International’s combined loyalty program members upon consolidation of the Marriott and Starwood loyalty programs.
Impact of Tax Cuts and Jobs Act of 2017
The Tax Cuts and Jobs Act, enacted on December 22, 2017, includes a number of complex provisions, which the company is currently reviewing. However, the company expects future earnings to be positively impacted largely due to the reduction of the U.S. federal corporate income tax rate from 35% to 21%. This rate reduction had a significant impact on the company’s income taxes for 2017, including an estimated $65 million one-time impact from the revaluation of certain deferred tax assets and liabilities to reflect the new lower rate.
Impact of Accounting Changes
The company adopted ASC 606, on a retrospective basis, at the beginning of 2018. The core principle of ASC 606 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also contains significant new disclosure requirements regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2017 Financial Results and Provides 2018 Outlook / 4

Following the adoption of ASC 606, recognition of revenue from the sale of vacation ownership products that is deemed collectible will be deferred from the point in time at which the statutory rescission period expires to closing, when control of the vacation ownership product is transferred to the customer. In addition, the company will align its assessment of collectibility of the transaction price for sales of vacation ownership products with its credit granting policies. The company has elected the practical expedient to expense all marketing and sales costs as they are incurred. Its consolidated cost reimbursements revenues and cost reimbursements expenses will increase significantly, as all costs reimbursed to it by property owners’ associations will be reported on a gross basis.     In connection with the adoption of ASC 606, the company will also reclassify certain revenues and expenses.
Summary Estimated Financial Impact of the Adoption of ASC 606 on 2017 Financial Results

$ in millions, except per share amounts	2017 As Reported	Adjustments	2017 As Adjusted
Net income	$227	$9	$235
Fully diluted EPS	$8.18	$0.31	$8.49
Net cash provided by operating activities	$142	-	$142
Adjusted net income	$160	$9	$169
Adjusted fully diluted EPS	$5.78	$0.31	$6.09
Adjusted EBITDA	$280	$14	$294
Adjusted free cash flow	$253	-	$253
Contract sales growth	11%	-	11%
Summary Estimated Financial Impact of the Adoption of ASC 606, amendments to certain agreements with Marriott International, and the Tax Cuts and Jobs Act of 2017 (included in the company’s 2018 Outlook below)

$ in millions, except per share amounts	ASC 606 Adjustments			Amended Agreements and Other Changes in Marriott International Arrangements			Tax Cuts and Jobs Act of 2017 [1]
Net income	($4)	to	($3)	$9	to	$10	$29	to	$32
Net cash provided by operating activities	$—	to	$—	$9	to	$10	$47	to	$51
Adjusted net income	($4)	to	($3)	$9	to	$10	$29	to	$32
Adjusted EBITDA	($5)	to	($4)	$11	to	$12	$—	to	$—
Adjusted free cash flow	$—	to	$—	$9	to	$10	$47	to	$51
1 While a portion of the benefit to net cash provided by operating activities and adjusted free cash flow in 2018 from the Tax Cuts and Jobs Act of 2017 will be realized after 2018, roughly half of the total 2018 benefit relates to the timing of taking advantage of certain tax credits.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2017 Financial Results and Provides 2018 Outlook / 5

2018 Outlook
Pages A-1 through A-17 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2018 expected GAAP results:

Net income	$182 million	to	$193 million
Fully diluted EPS	$6.61	to	$7.01
Net cash provided by operating activities	$180 million	to	$205 million
Adjusted net income	$184 million	to	$195 million
Adjusted fully diluted EPS	$6.69	to	$7.09
Adjusted EBITDA	$310 million	to	$325 million
Adjusted free cash flow	$185 million	to	$215 million
Contract sales growth	7%	to	12%
Fourth Quarter 2017 Earnings Conference Call
The company will hold a conference call at 10:00 a.m. ET today to discuss these results and the guidance for full year 2018. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13676613. The webcast will also be available on the company’s website.
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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 65 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about the impact of The Tax Cuts and Jobs Act, the amendments to the agreements with Marriott International and the adoption of ASC 606, future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 27, 2018 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2017 1
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA	A-2
North America Segment Financial Results	A-3
Asia Pacific Segment Financial Results	A-4
Europe Segment Financial Results	A-5
Corporate and Other Financial Results	A-6
Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-7
North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-8
Cash Flow and Adjusted Free Cash Flow	A-9
2018 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-10
ASC 606 Adjustments	A-11
Non-GAAP Financial Measures	A-14
Consolidated Balance Sheets	A-16
Consolidated Statements of Cash Flows	A-17

1
Due to the change in the company’s financial reporting calendar beginning in 2017, the 2017 fourth quarter included the period from October 1, 2017 through December 31, 2017 (92 days), compared to the 2016 fourth quarter, which included the period from September 10, 2016 to December 30, 2016 (112 days), and the 2017 full year included the period from December 31, 2016 through December 31, 2017 (366 days), compared to the 2016 full year, which included the period from January 2, 2016 to December 30, 2016 (364 days). Prior year results have not been restated for the change in fiscal calendar.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
REVENUES
Sale of vacation ownership products	$184,253	$221,672	$727,940	$637,503
Resort management and other services	77,192	92,772	306,196	300,821
Financing	35,580	39,182	134,906	126,126
Rental	72,281	82,938	322,902	312,071
Cost reimbursements	111,910	127,992	460,001	431,965
TOTAL REVENUES	481,216	564,556	1,951,945	1,808,486
EXPENSES
Cost of vacation ownership products	46,224	50,944	177,813	155,093
Marketing and sales	103,498	116,947	408,715	353,295
Resort management and other services	41,788	50,616	172,137	174,311
Financing	5,423	6,849	17,951	18,631
Rental	69,709	69,094	281,352	260,752
General and administrative	26,486	31,962	110,225	104,833
Litigation settlement	2,015	—	4,231	(303)
Consumer financing interest	7,127	7,845	25,217	23,685
Royalty fee	15,424	18,946	63,021	60,953
Cost reimbursements	111,910	127,992	460,001	431,965
TOTAL EXPENSES	429,604	481,195	1,720,663	1,583,215
(Losses) gains and other (expense) income, net	(980)	72	5,772	11,201
Interest expense	(4,392)	(2,581)	(9,572)	(8,912)
Other	(1,234)	(104)	(1,599)	(4,632)
INCOME BEFORE INCOME TAXES	45,006	80,748	225,883	222,928
Benefit (provision) for income taxes	63,034	(30,924)	895	(85,580)
NET INCOME	$108,040	$49,824	$226,778	$137,348

Earnings per share - Basic	$4.05	$1.83	$8.38	$4.93
Earnings per share - Diluted	$3.95	$1.80	$8.18	$4.83
Basic Shares	26,656	27,152	27,078	27,882
Diluted Shares	27,342	27,742	27,733	28,422
	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Contract sales	$200,704	$234,317	$802,890	$723,634
NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. We have reclassified certain prior year amounts to conform to our current period presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands, except per share amounts)
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Net income	$108,040	$49,824	$226,778	$137,348
Less certain items:
Acquisition costs	1,251	168	1,806	4,881
Variable compensation expense related to the impact of the hurricanes	2,867	1,442	6,540	1,442
Operating results from the sold portion of the Surfers Paradise, Australia property	—	—	—	(275)
Litigation settlement	2,015	—	4,231	(303)
Losses (gains) and other expense (income), net	980	(72)	(5,772)	(11,201)
Certain items before depreciation and income taxes [1]	7,113	1,538	6,805	(5,456)
Depreciation on the sold portion of the Surfers Paradise, Australia property	—	—	—	469
Income tax benefit from the 2017 Tax Cuts and Jobs Act	(65,179)	—	(65,179)	—
Benefit from change in France income tax rate	(5,304)	—	(5,304)	—
Income tax effect from certain items	(1,940)	(606)	(2,785)	1,962
Adjusted net income **	$42,730	$50,756	$160,315	$134,323
Earnings per share - Diluted	$3.95	$1.80	$8.18	$4.83
Adjusted earnings per share - Diluted **	$1.56	$1.83	$5.78	$4.73
Diluted Shares	27,342	27,742	27,733	28,422
EBITDA AND ADJUSTED EBITDA
	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Net income	$108,040	$49,824	$226,778	$137,348
Interest expense [2]	4,392	2,581	9,572	8,912
Tax (benefit) provision	(63,034)	30,924	(895)	85,580
Depreciation and amortization	5,692	6,188	21,494	21,044
EBITDA **	55,090	89,517	256,949	252,884
Non-cash share-based compensation	3,937	3,954	16,286	13,949
Certain items before depreciation and income taxes [1]	7,113	1,538	6,805	(5,456)
Adjusted EBITDA **	$66,140	$95,009	$280,040	$261,377

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1
Please see pages A-14 and A-15 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and income taxes on certain items included in the Adjusted Net Income reconciliations.

2	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA SEGMENT
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
REVENUES
Sale of vacation ownership products	$166,466	$198,964	$662,424	$572,305
Resort management and other services	69,613	83,700	276,443	266,365
Financing	33,674	36,947	127,486	118,646
Rental	64,858	74,484	289,446	276,008
Cost reimbursements	101,304	116,402	421,546	394,592
TOTAL REVENUES	435,915	510,497	1,777,345	1,627,916
EXPENSES
Cost of vacation ownership products	40,742	44,203	157,457	134,079
Marketing and sales	89,244	101,211	356,206	304,099
Resort management and other services	35,352	43,714	147,016	145,036
Rental	62,803	60,601	249,944	225,281
Litigation settlement	1,700	—	3,733	(303)
Royalty fee	2,076	3,114	9,760	9,867
Cost reimbursements	101,304	116,402	421,546	394,592
TOTAL EXPENSES	333,221	369,245	1,345,662	1,212,651
(Losses) gains and other (expense) income, net	(826)	(37)	(2,776)	12,260
Other	(1,205)	(123)	(1,034)	(4,191)
SEGMENT FINANCIAL RESULTS	$100,663	$141,092	$427,873	$423,334

SEGMENT FINANCIAL RESULTS	$100,663	$141,092	$427,873	$423,334
Less certain items:
Acquisition costs	1,251	189	1,279	4,449
Variable compensation expense related to the impact of the hurricanes	1,160	—	2,914	—
Litigation settlement	1,700	—	3,733	(303)
Losses (gains) and other expense (income), net	826	37	2,776	(12,260)
Certain items	4,937	226	10,702	(8,114)
ADJUSTED SEGMENT FINANCIAL RESULTS **	$105,600	$141,318	$438,575	$415,220

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Contract sales	$181,166	$209,063	$728,712	$645,277

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ASIA PACIFIC SEGMENT
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
REVENUES
Sale of vacation ownership products	$10,299	$14,019	$42,677	$40,664
Resort management and other services	1,156	1,572	4,211	10,166
Financing	1,154	1,281	4,504	4,187
Rental	3,439	3,698	12,554	16,471
Cost reimbursements	1,243	1,211	3,827	3,461
TOTAL REVENUES	17,291	21,781	67,773	74,949
EXPENSES
Cost of vacation ownership products	1,871	2,588	8,513	7,606
Marketing and sales	9,196	9,982	34,868	30,054
Resort management and other services	1,332	1,509	4,629	10,055
Rental	3,729	4,579	15,865	20,463
Royalty fee	307	360	981	924
Cost reimbursements	1,243	1,211	3,827	3,461
TOTAL EXPENSES	17,678	20,229	68,683	72,563
Gains (losses) and other income (expense), net	—	130	(20)	(878)
Other	(29)	19	(38)	(230)
SEGMENT FINANCIAL RESULTS	$(416)	$1,701	$(968)	$1,278

SEGMENT FINANCIAL RESULTS	$(416)	$1,701	$(968)	$1,278
Less certain items:
Acquisition costs	—	(21)	—	221
Operating results from the sold portion of the Surfers Paradise, Australia property	—	—	—	194
(Gains) losses and other (income) expense, net	—	(130)	20	878
Certain items	—	(151)	20	1,293
ADJUSTED SEGMENT FINANCIAL RESULTS **	$(416)	$1,550	$(948)	$2,571

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Contract sales	$12,896	$16,134	$49,027	$47,183

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EUROPE SEGMENT
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
REVENUES
Sale of vacation ownership products	$7,488	$8,689	$22,839	$24,534
Resort management and other services	6,423	7,500	25,542	24,290
Financing	752	954	2,916	3,293
Rental	3,984	4,756	20,902	19,592
Cost reimbursements	9,363	10,379	34,628	33,912
TOTAL REVENUES	28,010	32,278	106,827	105,621
EXPENSES
Cost of vacation ownership products	1,434	1,731	3,515	5,889
Marketing and sales	5,058	5,754	17,641	19,142
Resort management and other services	5,104	5,393	20,492	19,220
Rental	3,177	3,914	15,543	15,008
Royalty fee	72	119	267	383
Cost reimbursements	9,363	10,379	34,628	33,912
TOTAL EXPENSES	24,208	27,290	92,086	93,554
Losses and other expense, net	(63)	—	(63)	—
SEGMENT FINANCIAL RESULTS	$3,739	$4,988	$14,678	$12,067

SEGMENT FINANCIAL RESULTS	$3,739	$4,988	$14,678	$12,067
Less certain items:
Losses and other expense, net	63	—	63	—
Certain items	63	—	63	—
ADJUSTED SEGMENT FINANCIAL RESULTS **	$3,802	$4,988	$14,741	$12,067

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Contract sales	$6,642	$9,120	$25,151	$31,174

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
EXPENSES
Cost of vacation ownership products	$2,177	$2,422	$8,328	$7,519
Financing	5,423	6,849	17,951	18,631
General and administrative	26,486	31,962	110,225	104,833
Litigation settlement	315	—	498	—
Consumer financing interest	7,127	7,845	25,217	23,685
Royalty fee	12,969	15,353	52,013	49,779
TOTAL EXPENSES	54,497	64,431	214,232	204,447
(Losses) gains and other (expense) income, net	(91)	(21)	8,631	(181)
Interest expense	(4,392)	(2,581)	(9,572)	(8,912)
Other	—	—	(527)	(211)
TOTAL FINANCIAL RESULTS	$(58,980)	$(67,033)	$(215,700)	$(213,751)

TOTAL FINANCIAL RESULTS	$(58,980)	$(67,033)	$(215,700)	$(213,751)
Less certain items:
Acquisition costs	—	—	527	211
Variable compensation expense related to the impact of the hurricanes	1,707	1,442	3,626	1,442
Litigation settlement	315	—	498	—
Losses (gains) and other expense (income), net	91	21	(8,631)	181
Certain items	2,113	1,463	(3,980)	1,834
ADJUSTED FINANCIAL RESULTS **	$(56,867)	$(65,570)	$(219,680)	$(211,917)

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE: We have reclassified certain prior year amounts to conform to our current period presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Contract sales	$200,704	$234,317	$802,890	$723,634
Revenue recognition adjustments:
Reportability [1]	2,484	9,482	3,634	(7,547)
Sales reserve [2]	(11,323)	(14,827)	(49,920)	(48,274)
Other [3]	(7,612)	(7,300)	(28,664)	(30,310)
Sale of vacation ownership products	$184,253	$221,672	$727,940	$637,503

1	Adjustment for lack of required downpayment or contract sales in rescission period.
2	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
3	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Sale of vacation ownership products	$184,253	$221,672	$727,940	$637,503
Less:
Cost of vacation ownership products	46,224	50,944	177,813	155,093
Marketing and sales	103,498	116,947	408,715	353,295
Development margin	34,531	53,781	141,412	129,115
Revenue recognition reportability adjustment	(1,722)	(6,429)	(2,434)	4,614
Variable compensation expense related to the impact of the hurricanes	1,160	—	2,914	—
Adjusted development margin **	$33,969	$47,352	$141,892	$133,729
Development margin percentage [1]	18.7%	24.3%	19.4%	20.3%
Adjusted development margin percentage	18.7%	22.3%	19.6%	20.7%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Contract sales	$181,166	$209,063	$728,712	$645,277
Revenue recognition adjustments:
Reportability [1]	1,745	9,529	3,632	(3,453)
Sales reserve [2]	(10,001)	(12,338)	(43,091)	(39,298)
Other [3]	(6,444)	(7,290)	(26,829)	(30,221)
Sale of vacation ownership products	$166,466	$198,964	$662,424	$572,305

1	Adjustment for lack of required downpayment or contract sales in rescission period.
2	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
3	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Quarter Ended		Fiscal Year Ended
	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016
	(92 days)	(112 days)	(366 days)	(364 days)
Sale of vacation ownership products	$166,466	$198,964	$662,424	$572,305
Less:
Cost of vacation ownership products	40,742	44,203	157,457	134,079
Marketing and sales	89,244	101,211	356,206	304,099
Development margin	36,480	53,550	148,761	134,127
Revenue recognition reportability adjustment	(1,170)	(6,476)	(2,430)	1,887
Variable compensation expense related to the impact of the hurricanes	1,160	—	2,914	—
Adjusted development margin **	$36,470	$47,074	$149,245	$136,014
Development margin percentage [1]	21.9%	26.9%	22.5%	23.4%
Adjusted development margin percentage	22.1%	24.8%	22.7%	23.6%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CASH FLOW AND ADJUSTED FREE CASH FLOW
(In thousands)

2017
Cash Flow
Cash, cash equivalents and restricted cash provided by (used in):
Operating activities	$142,172
Investing activities	(38,364)
Financing activities	170,737
Effect of change in exchange rates on cash, cash equivalents and restricted cash	2,965
Net change in cash, cash equivalents and restricted cash	$277,510

Adjusted Free Cash Flow
Net cash, cash equivalents and restricted cash provided by operating activities	$142,172
Capital expenditures for property and equipment (excluding inventory)	(26,297)
Borrowings from securitization transactions	400,260
Repayment of debt related to securitizations	(293,491)
Free cash flow **	222,644
Adjustment
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [1]	45,339
Increase in restricted cash	(15,018)
Adjusted free cash flow **	$252,965

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2016 and 2017 year ends.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2018 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net income	$182	$193
Adjustments to reconcile Net income to Adjusted net income
Certain items [1]	3	3
Provision for income taxes on adjustments to net income	(1)	(1)
Adjusted net income **	$184	$195
Earnings per share - Diluted [2]	$6.61	$7.01
Adjusted earnings per share - Diluted **, 2	$6.69	$7.09
Diluted shares [2]	27.5	27.5

1	Certain items adjustment includes $3 million of acquisition costs.
2	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 23, 2018.

2018 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net income	$182	$193
Interest expense [1]	17	17
Tax provision	65	69
Depreciation and amortization	26	26
EBITDA **	290	305
Non-cash share-based compensation	17	17
Certain items [2]	3	3
Adjusted EBITDA **	$310	$325

1	Interest expense excludes consumer financing interest expense.
2	Certain items adjustment includes $3 million of acquisition costs.

2018 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2018 (low)	Fiscal Year 2018 (high)
Net cash provided by operating activities	$180	$205
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(10)	(10)
Other	(27)	(32)
Borrowings from securitization transactions	360	380
Repayment of debt related to securitizations	(280)	(290)
Free cash flow **	223	253
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	—	(2)
Inventory / other payments associated with capital efficient inventory arrangements.	(38)	(40)
Change in restricted cash	—	4
Adjusted free cash flow **	$185	$215

1	Represents the incremental investment in new sales centers.
2	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2017 and 2018 year ends.
**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands)
ASC 606 ADJUSTMENTS - 2017

	2017 As Reported	Adjustments	2017 As Adjusted

REVENUES
Sale of vacation ownership products	$727,940	$29,498	$757,438
Resort management and other services	306,196	(27,358)	278,838
Financing	134,906	—	134,906
Rental	322,902	(60,863)	262,039
Cost reimbursements	460,001	289,601	749,602
TOTAL REVENUES	1,951,945	230,878	2,182,823
EXPENSES
Cost of vacation ownership products	177,813	17,034	194,847
Marketing and sales	408,715	(13,825)	394,890
Resort management and other services	172,137	(17,913)	154,224
Financing	17,951	—	17,951
Rental	281,352	(57,970)	223,382
General and administrative	110,225	—	110,225
Litigation settlement	4,231	—	4,231
Consumer financing interest	25,217	—	25,217
Royalty fee	63,021	—	63,021
Cost reimbursements	460,001	289,601	749,602
TOTAL EXPENSES	1,720,663	216,927	1,937,590
Gains and other income, net	5,772	—	5,772
Interest expense	(9,572)	—	(9,572)
Other	(1,599)	—	(1,599)
INCOME BEFORE INCOME TAXES	225,883	13,951	239,834
Benefit (provision) for income taxes	895	(5,405)	(4,510)
NET INCOME	$226,778	$8,546	$235,324

NET INCOME	$226,778	$8,546	$235,324
Interest expense [1]	9,572	—	9,572
Tax (benefit) provision	(895)	5,405	4,510
Depreciation and amortization	21,494	—	21,494
EBITDA **	256,949	13,951	270,900
Non-cash share-based compensation	16,286	—	16,286
Certain items before depreciation and income taxes [2]	6,805	—	6,805
Adjusted EBITDA **	$280,040	$13,951	$293,991

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Interest expense excludes consumer financing interest expense.
2
Please see pages A-14 and A-15 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and income taxes on certain items included in the Adjusted Net Income reconciliations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands)
ASC 606 ADJUSTMENT DETAILS - 2017

	Revenue Recorded at Closing	Expense M&S Costs as Incurred	Eliminate Sales Reserve Range	Banking and Borrowing	Other	Total Adjustments

REVENUES
Sale of vacation ownership products	$11,124	$—	$(1,556)	$—	$19,930	$29,498
Resort management and other services	—	—	—	—	(27,358)	(27,358)
Rental	—	—	—	—	(60,863)	(60,863)
Cost reimbursements	—	—	—	—	289,601	289,601
TOTAL REVENUES	11,124	—	(1,556)	—	221,310	230,878
EXPENSES
Cost of vacation ownership products	2,896	—	(331)	—	14,469	17,034
Marketing and sales	—	(10)	—	—	(13,815)	(13,825)
Resort management and other services	—	—	—	—	(17,913)	(17,913)
Rental	—	—	—	(6,938)	(51,032)	(57,970)
Cost reimbursements	—	—	—	—	289,601	289,601
TOTAL EXPENSES	2,896	(10)	(331)	(6,938)	221,310	216,927
INCOME BEFORE INCOME TAXES	$8,228	$10	$(1,225)	$6,938	$—	13,951
Provision for income taxes						(5,405)
NET INCOME						$8,546

NET INCOME	$8,228	$10	$(1,225)	$6,938	$—	$8,546
Interest expense [1]	—	—	—	—	—	—
Tax provision	—	—	—	—	—	5,405
Depreciation and amortization	—	—	—	—	—	—
EBITDA **	8,228	10	(1,225)	6,938	—	13,951
Non-cash share-based compensation	—	—	—	—	—	—
Certain items before depreciation and income taxes [2]	—	—	—	—	—	—
Adjusted EBITDA **	$8,228	$10	$(1,225)	$6,938	$—	$13,951

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Interest expense excludes consumer financing interest expense.
2
Please see pages A-14 and A-15 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and income taxes on certain items included in the Adjusted Net Income reconciliations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands)
ASC 606 ADJUSTMENTS - 2016

	2016 As Reported	Adjustments	2016 As Adjusted

REVENUES
Sale of vacation ownership products	$637,503	$(15,078)	$622,425
Resort management and other services	300,821	(23,285)	277,536
Financing	126,126	881	127,007
Rental	312,071	(59,707)	252,364
Cost reimbursements	431,965	288,507	720,472
TOTAL REVENUES	1,808,486	191,318	1,999,804
EXPENSES
Cost of vacation ownership products	155,093	7,850	162,943
Marketing and sales	353,295	(13,682)	339,613
Resort management and other services	174,311	(17,576)	156,735
Financing	18,631	135	18,766
Rental	260,752	(49,186)	211,566
General and administrative	104,833	—	104,833
Litigation settlement	(303)	—	(303)
Consumer financing interest	23,685	—	23,685
Royalty fee	60,953	—	60,953
Cost reimbursements	431,965	288,507	720,472
TOTAL EXPENSES	1,583,215	216,048	1,799,263
Gains and other income, net	11,201	—	11,201
Interest expense	(8,912)	—	(8,912)
Other	(4,632)	—	(4,632)
INCOME BEFORE INCOME TAXES	222,928	(24,730)	198,198
(Provision) benefit for income taxes	(85,580)	9,320	(76,260)
NET INCOME	$137,348	$(15,410)	$121,938

NET INCOME	$137,348	$(15,410)	$121,938
Interest expense [1]	8,912	—	8,912
Tax provision (benefit)	85,580	(9,320)	76,260
Depreciation and amortization	21,044	—	21,044
EBITDA **	252,884	(24,730)	228,154
Non-cash share-based compensation	13,949	—	13,949
Certain items before depreciation and income taxes [2]	(5,456)	—	(5,456)
Adjusted EBITDA **	$261,377	$(24,730)	$236,647

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Interest expense excludes consumer financing interest expense.
2
Please see pages A-14 and A-15 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and income taxes on certain items included in the Adjusted Net Income reconciliations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income
We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters and fiscal years ended December 31, 2017 and December 30, 2016, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and Fiscal Year Ended December 31, 2017
In our Statement of Income for the quarter ended December 31, 2017, we recorded $7.1 million of net pre-tax items, which included $2.9 million of variable compensation expense related to the impact of the 2017 Hurricanes, $2.0 million of litigation settlement expenses, $1.3 million of acquisition costs, $1.2 million of variable compensation expense related to the impact of Hurricane Matthew, a $0.4 million reduction of the previously recorded charge at several of our properties, primarily in Florida and the Caribbean, that were impacted by the 2017 Hurricanes, and $0.1 million of miscellaneous losses and other expense.
In our Statement of Income for the fiscal year ended December 31, 2017, we recorded $6.8 million of net pre-tax items, which included $8.7 million in net insurance proceeds related to the settlement of business interruption insurance claims arising from Hurricane Matthew, $6.5 million of variable compensation expense related to the impact of the 2017 Hurricanes, $4.2 million of litigation settlement expenses, $1.8 million of acquisition costs, a charge of $1.3 million associated with the estimated property damage insurance deductibles and impairment of property and equipment at several of our resorts, primarily in Florida and the Caribbean, that were impacted by the 2017 Hurricanes, $1.2 million of variable compensation expense related to the impact of Hurricane Matthew and $0.4 million of miscellaneous losses and other expense.
Certain items - Quarter and Fiscal Year Ended December 30, 2016
In our Statement of Income for the quarter ended December 30, 2016, we recorded $1.5 million of net pre-tax items, which included $1.4 million of Hurricane Matthew related expenses, $0.2 million of acquisition costs, and $0.1 million of gains and other income not associated with our on-going core operations.
In our Statement of Income for the fiscal year ended December 30, 2016, we recorded $5.0 million of net pre-tax items, which included $11.2 million of gains and other income not associated with our on-going core operations, $4.9 million of acquisition costs, $1.4 million of Hurricane Matthew related expenses, $0.2 million of losses (including $0.5 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, and a $0.3 million reversal of litigation settlement expense.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, and excludes non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2017	December 30, 2016
ASSETS
Cash and cash equivalents	$409,059	$147,102
Restricted cash (including $32,321 and $27,525 from VIEs, respectively)	81,553	66,000
Accounts and contracts receivable, net (including $5,639 and $4,865 from VIEs, respectively)	154,174	161,733
Vacation ownership notes receivable, net (including $815,331 and $717,543 from VIEs, respectively)	1,119,631	972,311
Inventory	716,533	712,536
Property and equipment	252,727	202,802
Other (including $13,708 and $0 from VIEs, respectively)	172,516	128,935
Total Assets	$2,906,193	$2,391,419
LIABILITIES AND EQUITY
Accounts payable	$145,405	$124,439
Advance deposits	63,062	55,542
Accrued liabilities (including $701 and $584 from VIEs, respectively)	168,591	147,469
Deferred revenue	98,286	95,495
Payroll and benefits liability	111,885	95,516
Deferred compensation liability	74,851	62,874
Debt, net (including $845,131 and $738,362 from VIEs, respectively)	1,095,213	737,224
Other	13,155	15,873
Deferred taxes	90,725	149,168
Total Liabilities	1,861,173	1,483,600
Preferred stock — $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $.01 par value; 100,000,000 shares authorized; 36,861,843 and 36,633,868 shares issued, respectively	369	366
Treasury stock — at cost; 10,400,547 and 9,643,562 shares, respectively	(694,233)	(606,631)
Additional paid-in capital	1,188,538	1,162,283
Accumulated other comprehensive income	16,745	5,460
Retained earnings	533,601	346,341
Total Equity	1,045,020	907,819
Total Liabilities and Equity	$2,906,193	$2,391,419
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	December 31, 2017	December 30, 2016
	(366 days)	(364 days)
OPERATING ACTIVITIES
Net income	$226,778	$137,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,494	21,044
Amortization of debt discount and issuance costs	9,908	6,509
Provision for loan losses	50,075	47,292
Share-based compensation	16,286	13,949
Loss (gain) on disposal of property and equipment, net	1,605	(11,201)
Deferred income taxes	(66,134)	38,834
Net change in assets and liabilities:
Accounts and contracts receivable	5,695	(30,055)
Notes receivable originations	(467,311)	(356,859)
Notes receivable collections	270,516	253,622
Inventory	42,661	4,301
Purchase of vacation ownership units for future transfer to inventory	(33,594)	—
Other assets	(21,318)	11,092
Accounts payable, advance deposits and accrued liabilities	50,754	(18,698)
Liability for Marriott Rewards customer loyalty program	—	(37)
Deferred revenue	1,837	17,664
Payroll and benefit liabilities	16,053	(6,933)
Deferred compensation liability	11,976	11,843
Other liabilities	(211)	1,863
Other, net	5,102	(199)
Net cash provided by operating activities	142,172	141,379
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(26,297)	(34,770)
Purchase of company owned life insurance	(12,100)	—
Dispositions, net	33	68,953
Net cash (used in) provided by investing activities	(38,364)	34,183
FINANCING ACTIVITIES
Borrowings from securitization transactions	400,260	376,622
Repayment of debt related to securitization transactions	(293,491)	(322,864)
Borrowings from Revolving Corporate Credit Facility	87,500	85,000
Repayment of Revolving Corporate Credit Facility	(87,500)	(85,000)
Proceeds from issuance of Convertible Notes	230,000	—
Purchase of Convertible Note Hedges	(33,235)	—
Proceeds from issuance of Warrants	20,332	—
Debt issuance costs	(15,347)	(4,065)
Repurchase of common stock	(88,305)	(177,830)
Redemption of mandatorily redeemable preferred stock of consolidated subsidiary	—	(40,000)
Payment of dividends	(38,028)	(34,195)
Payment of withholding taxes on vesting of restricted stock units	(10,947)	(4,021)
Other, net	(502)	194
Net cash provided by (used in) financing activities	170,737	(206,159)

Effect of changes in exchange rates on cash, cash equivalents and restricted cash	2,965	(4,813)
Increase (decrease) in cash, cash equivalents and restricted cash	277,510	(35,410)
Cash, cash equivalents and restricted cash, beginning of year	147,102	248,512
Cash, cash equivalents and restricted cash, end of year	$490,612	$213,102